Exhibit 99.2

VICI PROPERTIES INC. ANNOUNCES CLOSING OF INITIAL PUBLIC OFFERING AND

FULL EXERCISE OF UNDERWRITERS’ OVERALLOTMENT OPTION

LAS VEGAS, NEVADA – February 5, 2018 – VICI Properties Inc. (NYSE:VICI) (“VICI Properties” or the “Company”), an experiential-asset real estate investment trust, today announced the closing of the Company’s initial public offering of 69,575,000 shares of common stock at a public offering price of $20.00 per share, including the 9,075,000 shares of common stock sold upon full exercise of the underwriters’ overallotment option. The Company’s shares began trading on the New York Stock Exchange on February 1, 2018 under the symbol “VICI”.

Morgan Stanley, Goldman Sachs & Co. LLC and BofA Merrill Lynch acted as joint book-running managers and as representatives of the underwriters for the offering. Barclays, Citigroup and Deutsche Bank Securities served as bookrunners. Credit Suisse, UBS Investment Bank, Stifel, Citizens Capital Markets, Wells Fargo Securities, Nomura and Union Gaming acted as co-managers for the offering.

A registration statement relating to these shares was declared effective on January 31, 2018 by the Securities and Exchange Commission. The offering was made only by means of a prospectus.

A copy of the final prospectus related to the offering may be obtained from any one of the following: Morgan Stanley, Attention: Prospectus Department, 180 Varick Street, 2nd Floor, New York, NY 10014; Goldman Sachs & Co. LLC, Attention: Prospectus Department, 200 West Street, New York, NY 10282 (telephone: (866) 471-2526 or email: prospectus-ny@ny.email.gs.com); BofA Merrill Lynch, Attention: Prospectus Department, NC1-004-03-43, 200 North College Street, 3rd Floor, Charlotte NC 28255-0001 (email: dg.prospectus_requests@baml.com); Barclays Capital Inc., c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717 (telephone: (888) 603-5847 or email: Barclaysprospectus@broadridge.com); Citigroup, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717 (telephone: (800) 831-9146); and Deutsche Bank Securities Inc., Attention: Prospectus Group, 60 Wall Street, New York, NY 10005, (telephone: (800) 503-4611 or email: prospectus.CPDG@db.com). A copy of the prospectus may also be obtained free of charge, when available from the SEC’s website at www.sec.gov.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About VICI Properties

VICI Properties is an owner, acquirer and developer of experiential real estate assets across leading gaming, hospitality, entertainment and leisure destinations. Our national, geographically diverse portfolio consists of 20 market-leading properties, including Caesars Palace Las Vegas and Harrah’s Las Vegas, two of the most iconic entertainment facilities on the Las Vegas Strip. Across more than 36 million square feet, our well-maintained properties are located in nine states, contain nearly 14,000 hotel rooms and feature over 150 restaurants, bars and nightclubs. Our properties are leased to leading brands such as Caesars, Horseshoe, Harrah’s and Bally’s, which seek to drive consumer loyalty and value through superior services, experiences, products and continuous innovation. VICI Properties also owns four championship golf courses and approximately 34 acres of undeveloped land adjacent to the Las Vegas Strip. VICI Properties intends to establish itself as a leading REIT, creating long term total returns for its stockholders through the payment of consistent cash distributions and the growth of its cash flow and asset base.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. You can identify these statements by our use of the words “assumes,” “believes,” “estimates,” “expects,” “guidance,” “intends,” “plans,” “projects,” and similar expressions that do not relate to historical matters. All statements other than statements of historical fact are forward-looking statements. You should exercise caution in interpreting and relying on forward-looking statements because they involve known and unknown risks, uncertainties, and other factors which are, in some cases, beyond the Company’s control and could materially affect actual results, performance, or achievements. Important risk factors that may affect the Company’s business, prospects, results of operations and financial position are discussed in its prospectus dated January 31, 2018. The Company does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise, except as may be required by applicable law.

Investor Contacts:	Media Contacts:
Investors@viciproperties.com	PR@viciproperties.com
(725) 201-6415	(725) 201-6414
Or	Or
ICR	ICR
Jacques Cornet	Phil Denning and Jason Chudoba
Jacques.Cornet@icrinc.com	Phil.Denning@icrinc.com, (646) 277-1258
Jason.Chudoba@icrinc.com, (646) 277-1249